UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2015, Bear State Financial, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Marshfield Investment Company (“Marshfield”) pursuant to which the Company will purchase 100% of the outstanding common stock of Metropolitan National Bank, a wholly-owned subsidiary of Marshfield (“Metropolitan”). In exchange for the shares of Metropolitan, the Company will pay Marshfield aggregate consideration of approximately $70 million consisting of (i) a number of shares of Company common stock equal to $42 million based upon the 15-day volume weighted average price of Company common stock on the fifth business day prior to the closing, subject to a minimum and maximum price of $7.20 and $10.80, respectively, and (ii) $28 million in cash. The Company anticipates that the number of shares of Company common stock to be issued in the transaction will be between 3,888,889 shares and 5,833,333 shares.

The Agreement contains usual and customary representations and warranties that the Company and Marshfield made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Marshfield, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Marshfield rather than establishing matters as facts.

The Agreement contains customary closing conditions, including, among others, approval of the acquisition by Marshfield’s shareholders, receipt of required regulatory approvals, and the termination of Marshfield’s Employee Stock Ownership Plan.

The Agreement contains certain termination rights which may be exercised by the Company or Marshfield in specific circumstances, including, among others, if a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the acquisition by November 30, 2015 (subject to a 180 day extension); Marshfield’s board of directors has qualified, withdrawn, amended or modified its recommendation of the acquisition to its shareholders; or by Marshfield if the Company’s average stock price (as calculated in accordance with the Agreement) is less than $6.08, provided, however, in such event, Marshfield may not terminate the Agreement if the Company agrees to deliver additional cash or stock consideration. If the Agreement is terminated by the Company because Marshfield’s board of directors qualified, withdrew, amended or modified its recommendation of the acquisition, then Marshfield will be required to pay the Company a $2.5 million termination fee. If the Agreement is terminated in certain other circumstances, either party may be required to pay a $500,000 liquidated damages payment to the other party.

The Agreement has been approved by the boards of directors of each of the Company and Marshfield. Subject to the required approval of Marshfield’s shareholders, requisite regulatory approvals, and other customary closing conditions, the acquisition is expected to be completed in the fourth quarter of 2015.

The shares of Company common stock issuable to Marshfield upon consummation of the acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company offered the shares of common stock in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Marshfield and each shareholder of Marshfield that is expected to receive any of the shares of stock consideration represented to the Company that such person was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such person was acquiring the shares for investment and not with a view to distribution thereof.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

In connection with the execution of the Agreement, certain shareholders of Marshfield, holding approximately 70% of the outstanding common stock of Marshfield, entered into voting agreements with the Company pursuant to which such persons, in their capacities as shareholders, have agreed, among other things, to vote their respective shares in favor of the approval of the Agreement and the transactions contemplated thereby. The form of voting agreement executed by the parties is attached hereto as Exhibit 2.2, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 22, 2015, the Company issued a press release announcing its entry into the Agreement, the board’s approval of an additional $1 million of capacity under the Company’s stock repurchase program and earnings guidance for the Company for the second quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The Company has posted on the Investor Relations page of its internet website a slide presentation related to its proposed acquisition of Metropolitan. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company is not undertaking to update this presentation.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 19, 2015, the board of directors of the Company authorized an additional $1 million of capacity under the Company’s existing stock repurchase program approved on March 13, 2015, bringing the total capacity under the repurchase program to $2 million.

Cautionary Note Regarding Forward-Looking Statements

This communication contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as “may,” “will,” “believe,” “anticipate,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, our ability to consummate the acquisition of Metropolitan in a timely manner, or at all, our ability to recognize synergies and cost savings in connection with the acquisition, our ability to control acquisition-related costs, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to our loans and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

2.1**

Stock Purchase Agreement dated as of June 22, 2015 by and between Bear State Financial, Inc. and Marshfield Investment Company. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Marshfield Investment Company. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2**	List of Schedules to the Stock Purchase Agreement

2.3**	Form of Voting Agreement

99.1*	Press Release dated June 22, 2015

99.2*	Investor Presentation dated June 22, 2015

*	Furnished herewith
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: June 22, 2015	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1**

Stock Purchase Agreement dated as of June 22, 2015 by and between Bear State Financial, Inc. and Marshfield Investment Company. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Marshfield Investment Company. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2**	List of Schedules to the Stock Purchase Agreement

2.3**	Form of Voting Agreement

99.1*	Press Release dated June 22, 2015

99.2*	Investor Presentation dated June 22, 2015

*	Furnished herewith
**	To be filed by amendment